                                                                      EXHIBIT 21



                          SUBSIDIARIES OF THE COMPANY


        The following are the Company's subsidiaries as of the close of the fiscal year ended June 30, 2001. All beneficial interests are wholly-owned, directly or indirectly, by the Company and are included in the Company's consolidated financial statements.


                                                    State or Jurisdiction
             Name                                     of Organization
             ----                                   ---------------------
  Alarm Lock Systems, Inc.                          Delaware

  Napco Security Systems International, Inc.        New York

  Napco/Alarm Lock Exportadora, S.A.                Dominican Republic

  Napco/Alarm Lock Grupo Internacional, S.A.        Dominican Republic
  (formerly known as NSS Caribe, S.A.)

  Napco Group Europe, Limited                       England

                                      E-22